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                                                                   EXHIBIT 99.08

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AT&T WIRELESS SERVICES, INC.

            FIRST. The name of the corporation is AT&T Wireless Services, Inc.

            SECOND. The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

            THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH. The total number of shares which the corporation shall have authority to issue is 1000 shares of Common Stock, and the par value of each of such share is $.01.

            FIFTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal By-Laws of the corporation.

            SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the corporation.

            SEVENTH. Any action required or permitted to be taken by the holders of Common Stock of the corporation,

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including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all holders of Common Stock.

            EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article EIGHTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

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